MCDONALD-CARANO-WILSON LLP

Bryan R. Clark                                                                                                                                                                       Reply to Las Vegas

September 14, 2004

Davi Skin, Inc.
301 N. Canon Drive, Suite 328
Beverly Hills, California 90210

           Re: Davi Skin, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Davi Skin, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 340,000 shares of the Company’s common stock (the “Shares”). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

     In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the Plan and various options granted pursuant to the Plan; (e) the Plan; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based on Nevada law.

     Based upon the foregoing, it is our opinion that, when issued and sold in the manner referred to in the agreements the Shares will be duly authorized, legally and validly issued, fully paid and non-assessable shares of the Company’s common stock.

                                    Sincerely,

                                                                                                                                    McDonald Carano Wilson, LLP

                                                                                                                                    /s/ Bryan R. Clark
                                                                                                                                    Bryan R. Clark, Esq.

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775-788-2000 * FAS 775-788-2020                                                                                                                                                                                                                                    FAX 702-873-9966

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